Exhibit 99.1

Contact Information

Investor Relations:

Steven Horwitz

OmniVision Technologies, Inc.

Ph: 408.542.3263

OMNIVISION REPORTS FINANCIAL RESULTS FOR

FOURTH QUARTER AND FISCAL 2008

~ Fiscal 2008 Revenues Up 51% Over Fiscal 2007 ~

~ Repurchases 4.4 Million Shares During the Quarter  ~

Sunnyvale, California, May 29, 2008 – OmniVision Technologies, Inc. (Nasdaq: OVTI), a leading supplier of CMOS image sensors, today reported financial results for the fiscal fourth quarter and fiscal year ended April 30, 2008.

Revenues for the fourth quarter of fiscal 2008 were $169.0 million, compared to $224.9 million in the third quarter of fiscal 2008, and $119.2 million in the fourth quarter of fiscal 2007. GAAP net income in the fourth quarter of fiscal 2008 was $9.1 million, or $0.17 per diluted share, compared to $22.5 million, or $0.40 per diluted share, in the third quarter of fiscal 2008, and a GAAP net loss of $1.5 million, or $(0.03) per share in the fourth quarter of fiscal 2007.

Non-GAAP net income in the fourth quarter of fiscal 2008, which excludes stock-based compensation expense and the related tax effects under FAS 123(R), was $14.3 million and non-GAAP earnings were $0.27 per diluted share, compared to $31.1 million and non-GAAP earnings of $0.55 per diluted share in the third quarter of fiscal 2008. Similarly, non-GAAP net income in the fourth quarter of fiscal 2007 was $3.1 million and non-GAAP earnings were $0.06 per diluted share.

Revenues for the fiscal year ended April 30, 2008 were $799.6 million, compared to $528.1 million in fiscal 2007. GAAP net income for fiscal 2008 was $65.1 million, or $1.19 per diluted share, compared to net income of $24.0 million, or $0.43 per diluted share, in fiscal 2007.

Non-GAAP net income for fiscal 2008, which excludes stock-based compensation expense and the related tax effects, was $94.3 million and non-GAAP earnings were a record $1.69 per diluted share.

Non-GAAP net income for fiscal 2007, which excludes stock-based compensation expense, litigation settlement expense and the related tax effects, was $52.1 million and non-GAAP earnings were $0.93 per diluted share. Refer to the attached schedule for a reconciliation of GAAP net income/(loss) to non-GAAP net income for the three and twelve months ended April 30, 2008 and 2007.

Gross margin for the fourth quarter of fiscal 2008 was 27.2%, compared to 27.1% for the third quarter of fiscal 2008 and 22.3% for the fourth quarter of fiscal 2007.

The Company ended the fiscal year with cash, cash equivalents and short-term investments totaling $269.3 million, a decrease of $94.0 million from the previous quarter. The decrease includes approximately $74.7 million in cash used for the repurchase of the Company’s common stock.

“Although revenues for our fourth quarter were somewhat weaker during our seasonally slow period of the year than we had expected, we finished off a stellar year in which our revenues grew by more than 50%,” said Shaw Hong, OmniVision’s president and chief executive officer. “In the coming year, we will continue our focus on developing new technology, strong marketing, delivery of volume production and the highest quality of service to our customers,” Mr. Hong concluded.

Outlook

Based on current trends, the Company expects fiscal first quarter 2009 revenues will be in the range of $170 million to $190 million and earnings will be between $0.14 and $0.27 per share, on a diluted basis. Excluding the estimated expense and related tax effects associated with stock-based compensation in accordance with FAS 123(R), the Company expects its non-GAAP net income will be in the range of $0.27 to $0.40 per diluted share. Refer to the table below for a reconciliation of GAAP to non-GAAP net income.

Conference Call

OmniVision Technologies will host a conference call today at 2:00 p.m. Pacific Time to discuss further these results. This conference call can be accessed via a webcast at www.ovt.com. The call may also be accessed by dialing 866-510-0711 or 617-597-5379 and indicating passcode 90795567.

A replay of the call will remain available at www.ovt.com for approximately twelve months. A replay of the call will also be available for 48 hours beginning approximately one hour after the call. To access the replay, dial 888-286-8010 or 617-801-6888 and enter passcode 58041880.

About OmniVision

OmniVision Technologies, Inc. designs and markets high-performance semiconductor image sensors. Its OmniPixel®, OmniPixel2™, OmniPixel3™, OmniPixel3-HS™, OmniBSI™ and CameraChip™ products are highly integrated single-chip CMOS image sensors for mass-market consumer and commercial applications such as mobile phones, notebooks and PCs, digital still cameras, security and surveillance systems, interactive video games, automotive and medical imaging systems. Additional information is available at www.ovt.com.

Safe Harbor Statement

Certain statements in this press release, including statements relating to the Company’s expectations regarding revenues and earnings per share for the quarter ending July 31, 2008 are forward-looking statements. These forward-looking statements are based on management’s current expectations, and certain factors could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, competition in current and emerging markets for image sensor products, including pricing pressures that could result from competition; the Company’s ability to obtain design wins from various image sensor device manufacturers including manufacturers of mobile phone, laptops and PCs, digital still cameras and automobile manufacturers; the market acceptance of products into which the Company’s products are designed; the potential impact of general economic conditions, wafer manufacturing yields and other manufacturing processes; the Company’s ability to accurately forecast customer demand for its products; the development, production, introduction and marketing of new products and technology; the potential loss of one or more key customers or distributors; the continued growth and development of current markets and the emergence of new markets in which the Company sells, or may sell, its products; the acceptance of the Company’s products in such current and new markets; the Company’s strategic investments and relationships, and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings and reports, including, but not limited to, the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q. The Company expressly disclaims any obligation to update information contained in any forward-looking statement.

Use of Non-GAAP Financial Information

To supplement the reader’s overall understanding both of its reported results presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and its outlook, the Company also presents non-GAAP measures of net income and earnings per share which are adjusted from results based on GAAP. In particular, the Company excludes stock-based compensation expense under FAS 123(R), a one-time litigation settlement expense, and the related tax effects. The non-GAAP financial measures which the Company discloses also exclude the effects of FAS 123(R) on the number of diluted common shares used in calculating non-GAAP diluted earnings per share. The Company provides these non-GAAP financial measures to enhance an investor’s overall understanding of its current financial performance and to assess its prospects for the future. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with its GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting the Company’s business. The economic basis for the Company’s decision to use non-GAAP financial measures is that the adjustments to net income did not reflect the on-going relative strength of its performance. The Company’s objective is to minimize any confusion in the financial markets by providing non-GAAP net income and non-GAAP earnings per share measurements and disclosing the related components. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP statements.

The Company uses non-GAAP financial measures for internal management purposes to conduct and evaluate its business, when publicly providing its business outlook and to facilitate period-to-period comparisons. The Company views non-GAAP net income per share as a primary indicator of the profitability of its underlying business. In addition, because stock-based compensation is a non-cash expense and is offset in full by a credit to paid-in capital, it has no effect on total stockholders’ equity. A material limitation associated with the use of these measures as compared to the related GAAP measures is that the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Other than share-based compensation, these differences may cause the Company’s non-GAAP measures to not be directly comparable to other companies’ non-GAAP measures. Although these non-GAAP financial measures adjust cost, expenses and diluted share items to exclude the accounting treatment of share-based compensation, they should not be viewed as a non-GAAP presentation reflecting the elimination of the underlying share-based compensation programs. Thus, the Company’s non-GAAP presentations are not intended to present, and should not be used, as a basis for assessing what its operating results might be if it were to eliminate its share-based compensation programs. The Company compensates for these limitations by providing full disclosure of the net income and earnings per share on a basis prepared in accordance with GAAP to enable investors to consider net income and earnings per share determined under GAAP as well as on an adjusted basis, and perform their own analysis, as appropriate. As a result of the foregoing limitations, the Company does not use, nor does the Company intend to use, the non-GAAP financial measures when assessing the Company’s performance against that of other companies.

Estimating stock-based compensation expense and the related tax effects for a future period is subject to inherent risks and uncertainties, including but not limited to the price of the Company’s stock and the number of option exercises and sales during the quarter.

OMNIVISION TECHNOLOGIES, INC.

RECONCILIATION OF GUIDANCE FOR GAAP EARNINGS PER SHARE

TO PROJECTED NON-GAAP EARNINGS PER SHARE

(unaudited)

	Three Months Ending July 31, 2008
	GAAP Range of Estimates				Non-GAAP Range of Estimates
	From	To	Adjustment		From	To
Earnings per share	$0.14	$0.27	$0.13	(1)	$0.27	$0.40

(1)     Reflects estimated adjustment for expense and related tax effects associated with stock-based compensation in accordance with FAS123(R).

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	April 30,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$217,340	$190,878
Short-term investments	51,993	114,432
Accounts receivable, net of allowances for doubtful accounts and sales returns	105,338	65,666
Inventories	115,127	119,663
Deferred income taxes	2,823	3,356
Prepaid expenses and other current assets	7,430	8,717
Recoverable insurance proceeds	—	13,000
Total current assets	500,051	515,712
Property, plant and equipment, net	92,451	64,363
Long-term investments	85,419	67,281
Goodwill	7,541	7,541
Intangibles, net	13,928	20,493
Other long-term assets	18,956	12,669
Total assets	$718,346	$688,059

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$57,760	$56,290
Accrued expenses and other current liabilities	17,069	17,524
Litigation settlement accrual	—	13,750
Income taxes payable	2,637	61,617
Deferred revenues, less cost of revenues	8,238	8,873
Current portion of long-term debt	651	631
Total current liabilities	86,355	158,685
Long-term liabilities:
Long-term income taxes payable(1)	78,031	—
Non-current portion of long-term debt	32,830	27,576
Other long-term liabilities	6,955	6,998
Total long-term liabilities	117,816	34,574
Total liabilities	204,171	193,259

Minority interest	4,444	4,344

Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 62,010 issued and 51,046 outstanding at April 30, 2008 and 60,811 shares issued and 54,941 outstanding at April 30, 2007, respectively	62	61
Additional paid-in capital	373,024	329,012
Accumulated other comprehensive income	1,561	867
Treasury stock, 10,964 and 5,870 at April 30, 2008 and 2007, respectively	(165,768)	(79,568)
Retained earnings	300,852	240,084
Total stockholders’ equity	509,731	490,456
Total liabilities, minority interest and stockholders’ equity	$718,346	$688,059

(1)  On May 1, 2007, the Company adopted FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes.” Accordingly, as of May 1, 2007, the Company recorded an additional $4.3 million in overall income tax liabilities as a charge to retained earnings and reclassified certain tax liabilities totaling $64.3 million to “Long-term income taxes payable.”

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2008	2007	2008	2007
Revenues	$168,951	$119,231	$799,628	$528,143
Cost of revenues	122,916	92,628	593,377	372,776
Gross profit	46,035	26,603	206,251	155,367

Operating expenses:
Research, development and related	21,641	15,550	79,369	67,570
Selling, general and administrative	15,710	13,822	62,228	58,674
Litigation settlement	—	—	—	3,300
Total operating expenses	37,351	29,372	141,597	129,544

Income (loss) from operations	8,684	(2,769)	64,654	25,823
Interest income, net	2,045	3,616	12,128	14,580
Other income (expense), net	427	(2,175)	(691)	(1,285)
Income (loss) before income taxes and minority interest	11,156	(1,328)	76,091	39,118

Provision for income taxes	2,120	199	11,049	9,392
Minority interest	(89)	(74)	(33)	5,753
Net income (loss)	$9,125	$(1,453)	$65,075	$23,973

Net income (loss) per share:
Basic	$0.17	$(0.03)	$1.20	$0.44
Diluted	$0.17	$(0.03)	$1.19	$0.43

Shares used in computing net income (loss) per share:
Basic	52,483	54,929	54,401	54,706
Diluted	52,652	54,929	54,767	55,234

OMNIVISION TECHNOLOGIES, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2008	2007	2008	2007
GAAP net income (loss)	$9,125	$(1,453)	$65,075	$23,973
Add:
Stock-based compensation in cost of revenues	697	795	3,555	3,716
Stock-based compensation in research, development and related expenses	2,736	2,838	12,038	12,521
Stock-based compensation in selling, general and administrative expenses	2,694	3,143	12,162	13,423

(Increase) decrease in provision for income taxes without the effect of stock-based compensation	(969)	(2,187)	1,450	(3,699)
Non-GAAP net income after adjustment for stock-based compensation	14,283	3,136	94,280	49,934
Add:
Litigation settlement expense	—	—	—	3,300
Less:
Provision for income taxes without the effect of litigation settlement expense	—	—	—	(1,155)
Non-GAAP net income	$14,283	$3,136	$94,280	$52,079

Diluted non-GAAP net income per share	$0.27	$0.06	$1.69	$0.93

Shares used in computing diluted non-GAAP net income per share	53,371	55,637	55,829	55,955